Exhibit 4.9

A2Z SMART TECHNOLOGIES CORP.

OFFERING OF UNITS

COMPRISED OF COMMON SHARES AND WARRANTS

FORM OF SUBSCRIPTION AGREEMENT

(Canadian, U.S. and International Purchasers)

February 2023

A2Z SMART TECHNOLOGIES CORP.

INSTRUCTIONS FOR EXECUTION OF SUBSCRIPTION AGREEMENT FOR UNITS COMPRISED OF COMMON SHARES AND WARRANTS

THIS SUBSCRIPTION AGREEMENT IS IRREVOCABLE

The following items in this Subscription Agreement have been completed and executed (please initial each applicable box):
All Purchasers (as defined herein)

☐ The sections under the heading **"Subscription and Purchaser Information"** on pages 2 and 3 of this Subscription Agreement and the **"Accredited Investor Certificate"** and, if an individual, the "**Form 45-106F9**" both attached as Schedule "A", (if the Purchaser resides outside of the United States (as defined herein));

OR

☐ If you are a U.S. Purchaser (as defined herein) or are purchasing for the account or benefit of a U.S. Purchaser: (i) and a U.S. Accredited Investor (as defined herein), complete the **U.S. Accredited Investor Certificate** attached as Schedule "B"; or (ii) and a Qualified Institutional Buyer (as defined herein), complete the "**Qualified Institutional Buyer Letter**" attached as Schedule "C".

All Purchasers that are NOT INDIVIDUALS and that do not have a current TSX Venture Exchange Form 4C on file with the TSX Venture Exchange and will hold more than 5% of the outstanding Common Shares (as defined herein) following the completion of the Offering (as defined herein), or are a member of Pro Group (as defined herein)

A completed and executed copy of this Subscription Agreement, including the items required to be completed as set out above, should be delivered no later than **4:00 p.m. (Toronto time) on February 10, 2023** to:

Email: gadi@a2zas.com
Attention: Gadi Levin

The aggregate Subscription Amount (as defined herein) payable by the Purchaser is payable, at the option of A2Z Smart Technologies Corp., in either Canadian dollars, United States dollars, or New Israeli Shekels, to A2Z Smart Technologies Corp., by wire transfer.

THE PURCHASER OR THE BENEFICIAL PURCHASER, IF ANY, FOR WHOM THE PURCHASER IS ACTING AS TRUSTEE OR AGENT, FULLY UNDERSTANDS THAT THE SECURITIES PURCHASED HEREUNDER HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. ANY OF THESE SECURITIES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES, CANADA OR ANY OTHER JURISDICTION EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, APPLICABLE REGISTRATION OR PROSPECTUS REQUIREMENTS.

Subscription No.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT - UNITS

TO: **A2Z Smart Technologies Corp.** (the "**Corporation**")

The undersigned (the "**Purchaser**"), on its own behalf, and, if applicable, on behalf of a principal for whom it is acting hereunder, hereby irrevocably subscribes for and agrees to purchase from the Corporation the number of units of the Corporation (each a "**Unit**") set forth below, each Unit comprised of one common share in the capital of the Corporation (each a "**Common Share**") and one half of one Common Share purchase warrant (each whole Common Share purchase warrant, a "**Warrant**") with each Warrant exercisable into one additional Common Share (a "**Warrant Share**" and, collectively with the Common Shares and Warrants, the "**Securities**") at a price of CAD$2.70 (US$2.02) for a period of 24 months from the Closing Date (as defined herein), for the aggregate subscription price set forth below, representing a subscription price of US$1.46 (CAD$1.95) per Unit (the "**Subscription Price**"). This subscription agreement plus the attached terms and conditions (the "**Terms and Conditions**"), each completed and executed Accredited Investor Certificate, U.S. Accredited Investor Certificate or Qualified Institutional Buyer Letter, as applicable, and the schedules and appendices attached hereto and thereto, are collectively referred to as the "**Subscription Agreement**". The Purchaser agrees to be bound by the Terms and Conditions including without limitation the terms, representations, warranties and covenants addressed to the Corporation set forth in the applicable schedules attached thereto and agrees that the Corporation may fully rely upon the covenants, representations and warranties contained in this Subscription Agreement. All references herein to "CAD$" are to **Canadian** dollars and "US$" is to United States dollars.

Please print all information (other than signatures), as applicable, in the space provided below.

____________________ (Name of Purchaser - please print) By: ____________________ Authorized Signature ____________________ (Official Capacity or Title – please print) ____________________ Please print name of individual whose signature appears above if different than the name of the Purchaser. ____________________ (Address of Residence) ____________________ ____________________ (Purchaser's E-mail) ____________________ (Purchaser's Telephone No.)	**Aggregate Subscription Price (the "Subscription Amount"):** **____________(please denote currency)** **Number of Units:**____________ (Subscription Amount per Unit / (CAD$1.95 US$1.46) **If the person signing this subscription is not purchasing, nor deemed by applicable securities regulation to be purchasing, as principal and is signing as agent for one or more principals, complete the following for each such principal (attach additional pages if required):** ____________________ (Name of Principal) ____________________ (Address of Residence) ____________________ (Principal's E-mail) ____________________ (Principal's Telephone No.)
Registration Instructions: As above ☐ or ____________ (Name – please print) ____________________ (Account reference, if applicable) ____________________ (Address) ____________________	**Delivery Instructions:** Same as Purchaser details above ☐ or ____________________ (Contact Name – please print) ____________________ (Account reference, if applicable) ____________________ (Address) ____________________ (Telephone No.)

Present Ownership of Common Shares

The Purchaser either [initial appropriate box]:

☐	owns directly or indirectly, or exercises control or direction over, no Common Shares or securities convertible into Common Shares; or

☐	owns directly or indirectly, or exercises control or direction over, ____________ Common Shares and ____________ convertible securities entitling the holder thereof to acquire an additional ____________ Common Shares.

Insider Status

The Purchaser either [initial appropriate box]:

☐	is an “Insider” of the Corporation as defined in the Securities Act (Ontario), namely “Insider” means:
	(a)	a director or officer of the administrator of Corporation;
	(b)	a director or officer of a person or company that is itself an insider or subsidiary of the Corporation;
	(c)	a person or company that has:
(i) beneficial ownership of, or control or direction over, directly or indirectly, securities of the Corporation carrying more than 10 per cent of the voting rights attached to all the Corporation’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person or company as underwriter in the course of a distribution; or
(ii) a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of the Corporation carrying more than 10 per cent of the voting rights attached to all the Corporation’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person or company as underwriter in the course of a distribution; or
	(d)	a person or company designated as an insider of the Corporation in an order.

☐	is not an “Insider” of the Corporation.

Member of “Pro Group”

The Purchaser either [initial appropriate box]:

☐ is a Member of the “Pro Group” as defined in the TSX Venture Exchange Corporate Finance Manual, namely “Pro Group” means:

1.	Subject to subparagraphs (2), (3) and (4), “Pro Group” shall include, either individually or as a group:
	(a)	the member (i.e. a member of the TSX Venture Exchange under the TSX Venture Exchange requirements);
	(b)	employees of the member;
	(c)	partners, officers and directors of the member;
	(d)	affiliates of the member; and
	(e)	associates of any parties referred to in subparagraphs (a) through (d).
2.	The TSX Venture Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSX Venture Exchange determines that the person is not acting at arm’s length to the member.
3.	The TSX Venture Exchange may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSX Venture Exchange determines that the person is acting at arm’s length to the member.
4.	The TSX Venture Exchange may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the TSX Venture Exchange determines that:
	(a)	the person is an affiliate or associate of the member acting at arm’s length of the member;
	(b)	the associate or affiliate has a separate corporate and reporting structure;
	(c)	there are sufficient controls on information flowing between the member and the associate or affiliate; and
	(d)	the member maintains a list of such excluded persons; or

☐	is not a member of the Pro Group.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

A2Z Smart Technologies Corp., accepts the subscription set forth above this _____ day of ______________, 2023.

Authorized Signatory

TERMS AND CONDITIONS

1. Subscription

The Purchaser hereby irrevocably subscribes for and agrees to purchase from the Corporation the number of Units set out on page 2 hereof at the Subscription Price, all on the terms and subject to the conditions set out in this Subscription Agreement (the “Offering”), each Unit comprised of one Common Share and one half of one Warrant. Each whole Warrant will entitle the holder thereof to purchase one Warrant Share for a period of 24 months from the Closing Date at an exercise price of CAD$          (US$              ).

The Warrants will be governed pursuant to the terms of a warrant certificate (the “Warrant Certificate”) to be entered into between the Corporation and each Purchaser in connection with the issuance of the Warrants.

The Purchaser acknowledges that this subscription forms part of a larger offering by the Corporation of up to 8,000,000 Units.

In this Subscription Agreement:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)	“Business Day” as used in this Subscription Agreement shall mean a day on which Canadian chartered banks are open for the transaction of regular business in the City of Toronto, Ontario, Canada;

(c)	“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined under Rule 144A of the 1933 Act that is also a U.S. Accredited Investor;

(d)	“Regulation D” means Regulation S under the 1933 Act;

(e)	“Regulation S” means Regulation S under the 1933 Act;

(f)	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(g)	“U.S. Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D;

(h)	“U.S. Person” has the meaning ascribed to it in Rule 902(k) of Regulation S, which definition includes a natural person resident in the United States, a partnership or corporation organized or incorporated under the laws of the United States, an estate of which any executor or administrator is a U.S. Person, a trust of which any trustee is a U.S. Person, a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a U.S. Person, a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, and a partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction, and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by “accredited investors” under Rule 501(a) of Regulation D who are not natural persons, estates or trusts; and

(i)	“U.S. Purchaser” means a Purchaser of Units who was, at the time of purchase (a) a person in the United States, (b) a U.S. Person, (c) any person purchasing that purchased Units on behalf of, or for the account or benefit of, a U.S. Person or any person in the United States, (d) any person who receives or received an offer to acquire such Units while in the United States, or (e) any person who was in the United States at the time such person’s buy order was made or this Subscription Agreement pursuant to which such Units were acquired was executed or delivered.

2. Closing

2.1	The Offering may be completed in one or more closings (each, a “Closing”) at the offices of the Corporation’s legal counsel, at such times and dates (each, a “Closing Date”) as may be determined by the Corporation in its sole discretion.

2.2	The Purchaser acknowledges that the Closing, and the Corporation’s obligation to sell the Units to the Purchaser is subject to, among other things, the satisfaction of the following conditions:

(a)	the Purchaser completing, executing and delivering to the Corporation as set forth on page 2 of this Subscription Agreement, together with all other documents required by applicable securities laws:

(i)	a duly completed and executed Schedule “A” – Accredited Investor Certificate (unless the Purchaser is a U.S. Purchaser); or

(ii)	a duly completed and executed Schedule “B” – U.S. Accredited Investor Certificate, if the Purchaser is a U.S. Purchaser that is a U.S. Accredited Investor;

(iii)	a duly completed and executed Schedule “C” – Qualified Institutional Buyer Letter, if the Purchaser is U.S. Purchaser that is a Qualified Institutional Buyer;

(iv)	if applicable, Schedule “D” – TSX Venture Exchange Form 4C – Corporate Placee Registration Form; and

(v)	if applicable, a duly completed and executed escrow agreement – Schedule “E” ;

(b)	the Purchaser delivering the Subscription Amount , at the Purchaser’s election, either (i) directly to the Corporation or (ii) to the Corporation’s escrow agent by wire transfer along with a duly executed escrow agreement;

(c)	the Corporation accepting, in whole or in part, this Subscription Agreement;

(d)	receipt of the TSX Venture Exchange (the “Exchange”) conditional approval for the listing of the Common Shares and Warrant Shares;

(e)	the filing of a listing of additional shares with the Nasdaq Stock Market LLC and no objections from the Nasdaq Stock Market LLC re same;

(f)	the issuance of the Securities being exempt from the requirement to file a prospectus or registration statement and the requirement to prepare and deliver an offering memorandum or similar document under any applicable statute relating to the sale of the Securities or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement or delivering an offering memorandum or similar document; and

(g)	the representations, warranties, covenants and certifications of the Purchaser addressed to the Corporation in this Subscription Agreement, including in any appendices hereto or other document delivered to the Corporation in connection with the Purchaser’s subscription, being accurate, true and correct at the Closing.

2.3	If, prior to the Closing Date, the terms and conditions contained in this Subscription Agreement (other than delivery by the Corporation to the Purchaser of the Common Shares and Warrants in electronic or certificated form) have not been complied with to the satisfaction of the Corporation, or waived by the Corporation (as applicable), the Corporation and the Purchaser will have no further obligations under this Subscription Agreement. If the Closing does not occur, the Corporation shall return this Subscription Agreement and any funds, certified cheques and bank drafts delivered by the Purchaser to the Corporation representing the Subscription Amount for the Units, without interest or deduction to the Purchaser.

2.4	The Purchaser acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription, in whole or in part, at any time prior to the time of Closing. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation representing the Subscription Amount will be promptly returned to the Purchaser without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Amount for that portion of the subscription for the Units which is not accepted will be promptly delivered to the Purchaser without interest or deduction.

2.5	Notwithstanding any terms set out herein, each Common Share and Warrant underlying a Unit originally issued to a U.S. Purchaser that is a U.S. Accredited Investor must be issued in individually certificated form only and bear the applicable legend set forth in Schedule “B”.

3. Purchaser’s Representations, Warranties and Covenants

The Purchaser (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder) represents and warrants to, and covenants with, the Corporation (and acknowledges that the Corporation is relying on them), which representations, warranties and covenants shall survive the Closing, that as at the execution date of this Subscription Agreement and the Closing Date:

3.1	The Purchaser confirms that:

(a)	it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Securities;

(b)	it is capable of assessing the merits and risks (including the potential loss of its entire investment) of the proposed investment in the Securities;

(c)	it is aware of the characteristics of the Securities and understands the risks relating to an investment therein;

(d)	it is able to bear the economic risk of loss of its investment in the Securities; and

(e)	the Securities are being purchased for investment purposes and not for a view to distribution within the meaning of the securities laws of the United States.

3.2	The Purchaser acknowledges that it:

(a)	has conducted its own investigation with respect to the Corporation, its business and the Securities;

(b)	has received or otherwise had access to all information regarding the Corporation that it believes is necessary or appropriate in connection with the purchase of the Units, including financial and other information which has been publicly filed by the Corporation with the relevant securities commissions or similar regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval (SEDAR), an electronic database that is accessible at the following website address: www.sedar.com;

(c)	has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other considerations relevant to its investment in the Units; and

(d)	has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of its prospective investment in the Units.

3.3	The Purchaser is resident in the jurisdiction set forth in the “Address of Residence” set out on page 2 of this Subscription Agreement, and unless the Purchaser has completed and executed with the U.S. Accredited Investor Certificate attached as Schedule B or the Qualified Institutional Buyer Letter attached as Schedule C:

(a)	the Purchaser:

(i)	is not a U.S. Person and is not purchasing the Units for the account of or benefit of a U.S. Person or a person within the United States;

(ii)	was not offered the Units in the United States;

(iii)	did not execute or deliver this Subscription Agreement, in the United States;

(iv)	did not cause any buy order for the Purchaser’s Units to originate in the United States;

(v)	has no intention to distribute either directly or indirectly any of the Securities in the United States, and the Purchaser will not offer, sell or otherwise transfer, directly or indirectly, any of the Securities in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states, or pursuant to available exemptions therefrom; and

(vi)	did not receive the offer to purchase the Units as a result of, nor will it engage in, any directed selling efforts (as defined in Regulation S); or

(b)	the Purchaser is a U.S. Purchaser and is either

(i)	a U.S. Accredited Investor that has duly completed, and executed and delivered to the Corporation, Schedule “B” to this Subscription Agreement (U.S. Accredited Investor Certificate) and represents, warrants and covenants to the Corporation the accuracy of all matters set out therein, or

(ii)	a Qualified Institutional Buyer, and has duly completed, and executed and delivered to the Corporation, Schedule “C” to this Subscription Agreement (Qualified Institutional Buyer Letter) and represents, warrants and covenants to the Corporation the accuracy of all matters set out therein.

3.4	The Purchaser believes that it satisfies any and all applicable standards imposed by the jurisdiction of its residence or otherwise for investors with respect to an investment in the Securities.

3.5	If the Purchaser is not an individual, it is empowered, authorized and qualified to purchase the Units and the individual signing this Subscription Agreement on behalf of the Purchaser has been duly authorized by the Purchaser to do so.

3.6	The Purchaser is aware that no prospectus has been prepared or filed by the Corporation with any securities commission or similar authority in connection with the Offering, and that:

(a)	the Purchaser may be restricted from using most of the civil remedies available under applicable securities laws;

(b)	the Purchaser may not receive information that would otherwise be required to be provided under applicable securities laws and the Corporation is relieved from certain obligations that would otherwise be required to be given if a prospectus were provided under applicable securities laws in connection with the Offering; and

(c)	the sale of the Units and the issuance of the Securities to the Purchaser is subject to such sale and issuance being exempt from the requirements of applicable securities laws as to the filing of a prospectus or registration statement.

3.7	If the Purchaser is resident in or is otherwise subject to the securities laws of a jurisdiction of Canada, the Purchaser is purchasing the Units as principal for its own account and not for the benefit of any other person or company, for investment only and not with a view to the resale or distribution of all or any of the Securities, or the person signing this Subscription Agreement is purchasing the Units as agent for the principal disclosed herein with due and proper authority to execute all documentation in connection with the purchase on behalf of the Purchaser, and each Purchaser for whom the person signing this Subscription Agreement is acting as agent is purchasing as principal for its own account and not for the benefit of any other person or company, for investment only and not with a view to the resale or distribution of all or any of the Units, and the Purchaser is an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) and is not a person created or used solely to purchase or hold securities as an “accredited investor” as defined in paragraph (m) of the aforesaid definition of “accredited investor”, and the Purchaser has duly completed, executed and delivered to the Corporation, a Schedule “A” – Accredited Investor Certificate.

3.8	If the Purchaser is resident in or otherwise subject to the securities laws of a jurisdiction other than Canada or the United States then the Purchaser:

(a)	currently has knowledge and experience or has consulted the Purchaser’s own counsel, accountant or investment advisor, with respect to the investment contemplated hereby and applicable securities laws in the international jurisdiction in which the Purchaser resides which would apply to this subscription;

(b)	is purchasing, to its knowledge, the Units in compliance with or pursuant to exemptions from any prospectus, registration or similar requirements under the applicable securities laws of the international jurisdiction in which the Purchaser resides (and the Purchaser shall deliver to the Corporation such further particulars of such applicable securities laws or exemptions and the Purchaser’s qualifications thereunder as the Corporation may request), and the purchase and sale of the Units does not, to its knowledge, trigger any obligation to prepare and file a prospectus, registration statement or similar document, or any other report with respect to such purchase and/or any registration or other obligation on the part of the Corporation;

(c)	to its knowledge, no applicable securities laws of the international jurisdiction in which the Purchaser resides require the Corporation to make any filings or seek any approvals of any kind whatsoever from any securities commission or regulatory authority of any kind whatsoever in the jurisdiction of residence of the Purchaser; and

(d)	the Purchaser will not sell or otherwise dispose of any of the Securities except in accordance with all applicable securities laws including, without limitation, the rules, regulations and policies of the Exchange. If the Purchaser sells or otherwise disposes of any of the Securities other than through the facilities of the Exchange, the Purchaser will obtain from the person acquiring them a covenant in the same form as provided for in this Subscription Agreement, and the Corporation shall not have any obligation to register any purported sale or disposition of Securities which may be in violation of such laws and any such sale, transfer or other disposition shall be null and void and of no force or effect.

3.9	The Purchaser acknowledges that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(b)	there is no government or other insurance covering the Securities;

(c)	there are risks associated with the purchase of the Units;

(d)	the Securities have not been and will not be registered under the 1933 Act or any state securities or “blue sky” laws;

(e)	there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling any of the Securities;

(f)	the Corporation has advised the Purchaser that the Corporation is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell the Units through a person or company registered to sell securities under applicable securities laws and, as a consequence of acquiring the Units pursuant to this exemption, certain protections, rights and remedies provided by the applicable securities laws, including statutory rights of rescission or damages, will not be available to the Purchaser; and

(g)	it is aware that no analysis has been undertaken to determine if the Corporation is a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986. The Purchaser understands that if the Corporation were determined to be a passive foreign investment company, there may be adverse tax consequences to a U.S. holder of the Units.

3.10	The Purchaser is resident in the jurisdiction set forth in the “Address of Residence” set out on page 2 of this Subscription Agreement and the Purchaser will comply with all applicable securities laws and with the policies of the Exchange concerning the purchase of, the holding of and the resale restrictions on the Securities.

3.11	The Purchaser is aware that the offer made by this Subscription Agreement is irrevocable and requires acceptance by the Corporation and the acceptance for filing thereof by the Exchange and will not become an agreement between the Purchaser and the Corporation until accepted by the Corporation signing in the space above.

3.12	If an individual, the Purchaser has attained the age of majority and is legally competent to execute and deliver this Subscription Agreement and to take all actions required pursuant hereto and if a corporation, partnership or other entity, the Purchaser has been duly incorporated, created or organized and validly exists under the laws of its jurisdiction of incorporation, creation or organization and all necessary approvals by its directors and shareholders have been obtained for the execution and delivery of this subscription.

3.13	Upon acceptance of this subscription by the Corporation, this Subscription Agreement, including all schedules and appendices, will constitute a legal, valid and binding contract of purchase enforceable against the Purchaser in accordance with its terms and will not violate or conflict with the terms of any restriction, agreement or undertaking respecting purchases of securities by the Purchaser.

3.14	The Purchaser’s purchase of the Units has not been made through or as a result of, the distribution of the Units is not being accompanied by and the Purchaser is not aware of, any advertisement of the securities in printed media of general and regular paid circulation, radio, television or electronically.

3.15	No prospectus or offering memorandum within the meaning of applicable securities laws or any other document purporting to describe the business and affairs of the Corporation has been delivered to the Purchaser in connection with the Offering.

3.16	No person has made to the Purchaser any written or oral representation;

(a)	that any person will resell or repurchase any of the Securities;

(b)	that any person will refund all or any part of purchase price of the Securities;

(c)	as to the future price or value of any of the Securities; or

(d)	that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange, other than the Exchange.

3.17	None of the Units are being purchased by the Purchaser with knowledge of any material fact about the Corporation that has not been generally disclosed.

3.18	In the case of a person signing this Subscription Agreement as agent for a disclosed principal, each beneficial purchaser for whom the agent is purchasing, or is deemed under NI 45-106 to be purchasing, as principal, is for its own account and not for the benefit of any other person, and such person is duly authorized to enter into this Subscription Agreement and to execute all documentation in connection with the purchase on behalf of each such beneficial purchaser.

3.19	The funds representing the aggregate Subscription Amount in respect of the Units which will be advanced by or on behalf of the Purchaser to the Corporation hereunder do not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (for the purposes of this Section 3.19, the “PCMLTFA”) and the Purchaser acknowledges and agrees that the Corporation may be required by law to provide the securities regulators with a list setting forth the identities of the beneficial purchasers of the Units, or disclosure pursuant to the PCMLTFA. Notwithstanding that the Purchaser may be purchasing Units as agent on behalf of an undisclosed principal, the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing. To the best of the Purchaser’s knowledge: (a) none of the subscription funds provided by or on behalf of the Purchaser, (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Purchaser; and (b) the Purchaser will promptly notify the Corporation if the Purchaser discovers that any of such representations cease to be true, and shall provide the Corporation and the Agents with appropriate information in connection therewith.

3.20	The Purchaser is not, with respect to the Corporation or any of its affiliates, a “control person”, as defined under applicable securities laws, and the acquisition of the Units hereunder by the Purchaser will not result in the Purchaser becoming a “control person”.

3.21	The Purchaser has been advised to seek tax, investment and independent legal advice and any other professional advice the Purchaser considers appropriate in connection with the Purchaser’s purchase of the Units and the Purchaser confirms that the Purchaser has not relied on the Corporation, or its legal counsel in any manner in connection with the Purchaser’s purchase of the Units.

3.22	The Purchaser agrees that by accepting the Units, the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing with the same force and effect as if they had been made by the Purchaser at the Closing and that they shall survive the purchase by the Purchaser of the Units.

3.23	The Purchaser hereby agrees to indemnify and save harmless the Corporation, or its directors, officers, employees, advisors, affiliates, shareholders and agents, and their respective counsel, against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur and which are caused by or arise from any inaccuracy in, breach or misrepresentation by the Purchaser of, any representation, warranty or covenant.

3.24	The Purchaser undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Purchaser set forth herein or in U.S. Accredited Investor Certificate or Qualified Institutional Buyer Letter, as the case may be, including any schedules thereto, that takes place prior to the Closing Date.

4. Purchaser’s Acknowledgments

4.1	The Purchaser acknowledges and agrees (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder) with the Corporation (which acknowledgements and agreements shall survive the Closing) as follows:

(a)	This subscription forms part of the Offering.

(b)	The Securities are subject to resale restrictions under applicable securities laws and the Purchaser covenants that it will not resell the Securities except in compliance with such laws and the Purchaser acknowledges that it is solely responsible (and the Corporation is not in any way responsible) for such compliance. The Purchaser is advised to consult the Purchaser’s own legal advisors in this regard.

(c)	The Units are being offered for sale only on a “private placement” basis.

(d)	In purchasing the Units, the Purchaser has relied solely upon publicly available information relating to the Corporation and not upon any oral or written representation as to any fact or otherwise made by or on behalf of the Corporation or any other person associated therewith, the decision to purchase the Units was made on the basis of publicly available information.

(e)	The Purchaser’s ability to transfer the Securities is limited by, among other things, applicable securities laws and the policies of the Exchange. In particular, the Purchaser acknowledges having been informed that the Securities are subject to resale restrictions under National Instrument 45-102 Resale of Securities (“NI 45-102”) and may not be sold or otherwise disposed of in Canada for a period of four months from the date of distribution of the Securities, unless a statutory exemption is available or a discretionary order is obtained from the applicable securities commission allowing the earlier resale thereof, and may be subject to additional resale restrictions if such sale or other disposition would be a “control distribution”, as that term is defined in NI 45-102. If the Purchaser or a trade in the Securities is subject to the securities laws of a jurisdiction other than Canada, additional resale restrictions may apply under other applicable securities laws.

(f)	The representations, warranties, covenants and acknowledgements of the Purchaser contained in this Subscription Agreement, and in any schedules or other documents or materials executed and delivered by the Purchaser hereunder, are made by the Purchaser with the intent that they may be relied upon by the Corporation, and its professional advisors in determining the Purchaser’s eligibility to purchase the Units.

(g)	The sale of the Units and the delivery of the Securities to the Purchaser is conditional upon such sale being exempt from the requirement to file a prospectus or registration statement or to prepare and deliver an offering memorandum or similar document under any applicable statute relating to the sale of the Units or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement or preparing and delivering an offering memorandum or similar document.

(h)	The Purchaser further acknowledges and agrees that the Corporation may be required to provide applicable securities regulatory authorities with a list setting forth the identities of the beneficial purchasers of the Units and that the Purchaser will provide, on request, particulars as to the identity of such beneficial purchasers as may be required by the Corporation in order to comply with the foregoing.

(i)	The Purchaser and, if the person signing this Subscription Agreement is acting as agent for a disclosed principal, such agent acknowledges and consents to the fact that the Corporation and the Agents are collecting the Purchaser’s, and, if applicable, such agent’s personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), for the purpose of completing this Subscription Agreement. The Purchaser and, if the person signing this Subscription Agreement is acting as agent for a disclosed principal, such agent acknowledge and consent to the Corporation retaining such personal information for as long as permitted or required by law or business practices. The Purchaser and, if the person signing this Subscription Agreement is acting as agent for a disclosed principal, such agent further acknowledge and consent to the fact that the Corporation may be required by applicable securities laws, the rules and policies of any stock exchange or the rules of the Investment Industry Regulatory Organization of Canada to provide regulatory authorities or stock exchanges with any personal information provided by the Purchaser or, if applicable, such agent in this Subscription Agreement. The Purchaser and, if the person signing this Subscription Agreement is acting as agent for a disclosed principal, such agent represent and warrant that it has the authority to provide the consents and acknowledgements set out in this Subsection 4.1(i). In addition to the foregoing, the Purchaser and, if the person signing this Subscription Agreement is acting as agent for a disclosed principal, such agent acknowledge and agree that the Corporation may use and disclose the Purchaser’s and, if applicable, such agent’s personal information, and consents thereto, as follows:

(i)	for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Purchaser;

(ii)	for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to the Canada Revenue Agency;

(iii)	disclosure to stock exchanges and securities regulatory authorities and other regulatory bodies having jurisdiction with respect to approval or acceptance for filing of the Offering, reports of trades and similar stock exchange or regulatory filings;

(iv)	disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v)	disclosure to professional advisers of the Corporation in connection with the performance of their professional services;

(vi)	disclosure to any person where such disclosure is necessary for legitimate business reasons;

(vii)	disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(viii)	for use and disclosure as otherwise required or permitted by law.

Furthermore, the Purchaser is hereby notified that:

(ix)	the Corporation may deliver to the Ontario Securities Commission certain personal information pertaining to the Purchaser, including such Purchaser’s full name, residential address and telephone number, the number of Units purchased by the Purchaser and the total purchase price paid for such Units, the prospectus exemption relied on by the Corporation and the date of distribution of the Units;

(x)	such information is being collected indirectly by the Ontario Securities Commission, and other applicable securities regulatory authorities, under the authority granted in applicable securities legislation;

(xi)	such information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and other applicable jurisdictions; and

(xii)	the Purchaser may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number:

Inquiries Officer

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario, M5H 3S8

Telephone: (416) 593-8314

(j)	The Purchaser has been advised to consult the Purchaser’s own legal advisors with respect to the merits and risks of an investment in the Units and with respect to applicable resale restrictions and the Purchaser is solely responsible, and the Corporation is not in any way responsible, for compliance with applicable resale restrictions, and the Purchaser further acknowledges that the Corporation’s legal counsel is acting solely as counsel to the Corporation and not as counsel to the Purchaser.

(k)	The Purchaser is aware of the characteristics of the Units and the risks relating to an investment therein and agrees that the Purchaser must bear the economic risk of his, her or its investment in the Units.

(l)	The Purchaser is aware that: (i) the Corporation may complete additional financings in the future in order to develop the Corporation’s business and to fund its ongoing development; (ii) there is no assurance that such financings will be available and, if available, on reasonable terms; (iii) any such future financings may have a dilutive effect on the Corporation’s securityholders, including the Purchaser; and (iv) if such future financings are not available, the Corporation may be unable to fund its on-going development and the lack of capital resources may result in the failure of the Corporation’s business.

(a)	The specific attributes of the Warrants shall be set forth in the Warrant Certificate. The description of the Warrants contained in this Subscription Agreement is a summary only and is qualified in its entirety by the Warrant Certificate. In the event of any inconsistency between the provisions hereof and the provisions of the Warrant Certificate, the provisions of the Warrant Certificate shall prevail and take precedence.

5. Finders Fees

The Purchaser acknowledges and agrees that the Corporation may pay certain finders fees in conjunction with subscriptions included in the Offering.

6. Resale Restrictions and Legending of Securities

6.1	In addition to the acknowledgements given in Article 4 hereof, the Purchaser acknowledges that the Securities will be subject to statutory and Exchange imposed resale restrictions.

6.2	The Purchaser acknowledges that a legend restriction notation will be entered on the ownership statements evidencing the Securities (or endorsed on the certificates representing the Securities, if any), to the effect that the securities represented thereby are subject to a hold period and may not be traded until the expiry thereof except as permitted by applicable securities legislation and, if applicable, the policies of the Exchange. In particular, if required, the Purchaser acknowledges that such ownership statements (or the certificates representing the Securities, if any) shall bear a legend substantially in the following form and with the information completed:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY [and for the Warrants:, OR ANY SECURITIES ISSUED ON ITS EXERCISE] MUST NOT TRADE THE SECURITY IN CANADA OR WITH A RESIDENT OF CANADA BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>.”

6.3	The Purchaser acknowledges that the Securities have not been registered under the 1933 Act or the securities laws of any State of the United States and that the Corporation does not intend to register any of the Securities under the 1933 Act, or the securities laws of any State of the United States and has no obligation to do so. The Securities may not be offered or sold in the United States or to, or for the account or benefit of, a U.S. Person unless registered in accordance with United States federal securities laws and all applicable state securities laws or exemptions from such requirements are available. The Purchaser further acknowledges that the Corporation will not register any transfer of any of the Securities not made in accordance with Regulation S or pursuant to an available exemption from registration.

7. General

7.1	Time shall, in all respects, be of the essence hereof.

7.2	All references herein to monetary amounts are to lawful money of Canada.

7.3	The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

7.4	Except as expressly provided for in this Subscription Agreement and in the agreements, instruments and other documents provided for, contemplated or incorporated herein, this Subscription Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Subscription Agreement may be amended or modified in any respect by written instrument only.

7.5	The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Corporation and their respective heirs, legal representatives, successors and assigns; provided that, except as herein provided, this Subscription Agreement shall not be transferable or assignable by any party without the written consent of the other.

7.6	This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereto hereby irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

7.7	This Subscription Agreement is intended to and shall take effect on the date of acceptance of the subscription by the Corporation, notwithstanding its actual date of execution or delivery by any of the parties hereto, and shall be dated for reference as of the date of such acceptance by the Corporation.

7.8	The Corporation shall be entitled to rely on delivery of a facsimile copy of an executed subscription and acceptance by the Corporation of such subscription shall be legally effective to create a valid and binding Agreement between the Purchaser and the Corporation in accordance with the terms hereof.

7.9	The Purchaser acknowledges and agrees that all costs incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the sale of the Units to the Purchaser shall be borne by the Purchaser.

7.10	The Purchaser acknowledges that the Purchaser has consented to and requested that all documents evidencing or relating in any way to the issuance of the Securities be drawn up in the English language only. Le soussigne reconnait par les presentes avoir consenti et exige que tous les documents faisant foi ou se rapportant de quelque maniere a la vente des titres offerts soient rediges en anglais seulement.

7.11	Each of the parties hereto upon the request of the other parties hereto, whether before or after the Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as reasonably may be necessary or desirable to complete, better evidence, or perfect the transactions contemplated herein.

8. Execution & Delivery

This Subscription Agreement may be executed in any number of counterparts and may be executed and delivered by facsimile, all of which when taken together shall be deemed to be one and the same document.

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SCHEDULE “A”

ACCREDITED INVESTOR CERTIFICATE

This certificate contains certain specifically defined terms, highlighted in boldface and defined herein. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any provision below to you, please contact a representative of the Corporation (as defined herein), your dealer and/or legal advisor before completing this certificate.

TO: A2Z SMART TECHNOLOGIES CORP. (the “Corporation” or the “issuer”)

In connection with the purchase by the undersigned purchaser (the “Purchaser” or “you”) of securities of the Corporation pursuant to the Subscription Agreement to which this Certificate is attached, the Purchaser or the undersigned on behalf of the Purchaser, as the case may be, certifies that the Purchaser is purchasing securities of the Corporation as principal and is (and at the time of acceptance of the subscription will be) an “accredited investor” within the meaning of National Instrument 45-106 Prospectus Exemptions and Section 73.3 of the Securities Act (Ontario), as applicable, because the Purchaser is:

**If you check box (j), (k) or (l), you must also complete the below FORM 45-106F9 - Risk Acknowledgement Form**

☐	(a)	except in Ontario, a Canadian financial institution, or a Schedule III bank;

☐	(a.1)

in Ontario, a financial institution that is (i) a bank listed in Schedule I, II or III of the Bank Act (Canada); (ii) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (iii) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)

a subsidiary of any person or company referred to in paragraphs (a), (a.1) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)	a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer;

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(e.1)

an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f)

the Government of Canada or a jurisdiction (province or territory) of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction (province or territory) of Canada;

☐	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

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☐	(i)

a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction (province or territory) of Canada;

☐	(j)

an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000; [PLEASE ALSO COMPLETE SECTIONS 2-4 OF FORM 45-106F9 BELOW]

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

☐	(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; [PLEASE ALSO COMPLETE SECTIONS 2-4 OF FORM 45-106F9 BELOW]

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; [PLEASE ALSO COMPLETE SECTIONS 2-4 OF FORM 45-106F9 BELOW]

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)

an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)

a trust company or trust corporation registered or authorized to carry on business under the Corporation and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

☐	(v)

(i) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or (ii) in Ontario, a person that is recognized or designated by the Ontario Securities Commission as an accredited investor; or

☐	(w)

a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

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For the purposes hereof, the following definitions are included for convenience:

(a)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(b)	“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)	“director” means: (a) a member of the board of directors of a company or an individual who performs similar functions for a company, and (b) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(e)	“eligibility adviser” means: (a) a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and (b) in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not (i) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and (ii) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(f)	“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(i)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(j)	“person” includes

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

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(k)	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(l)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(m)	“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(n)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In NI 45-106 a person (first person) is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

In NI 45-106 a trust company or trust corporation described in paragraph (p) above of the definition of “accredited investor” (other than in respect of a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Corporation and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) is deemed to be purchasing as principal.

In NI 45-106 a person described in paragraph (q) above of the definition of “accredited investor” is deemed to be purchasing as principal.

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The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the undersigned shall give immediate written notice of such fact to the Corporation.

Date:	If this document is being executed on behalf of the
Purchaser by an agent, complete the information below:

Print name of Purchaser	Print name of Agent

X	X
Signature of Purchaser or authorized signatory of Purchaser	Signature of agent of Purchaser or authorized signatory of Agent

Print name of authorized signatory of Purchaser (if applicable)	Print name of authorized signatory of agent (if applicable)

Print title of authorized signatory of Purchaser (if applicable)	Print title of authorized signatory of agent (if applicable)

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FORM 45-106F9

FORM FOR INDIVIDUAL ACCREDITED INVESTORS

WARNING! **This investment is risky. Don't invest unless you can afford to lose all the money you pay for this investment.**

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER		
1. About your investment		
Type of securities: *Units comprised of common shares and warrants*	Issuer: *A2Z Smart Technologies Corp.*	
Purchased from: *Issuer*		
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER		
2. Risk acknowledgement		
This investment is risky. Initial that you understand that:		**Your initials**
Risk of loss – You could lose your entire investment of $____________________. *[Instruction: Insert the total dollar amount of the investment.]*		
Liquidity risk – You may not be able to sell your investment quickly – or at all.		
Lack of information – You may receive little or no information about your investment.		
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.		
3. Accredited investor status		
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.		**Your initials**
• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)		
• Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.		
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.		
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

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4.	**Your name and signature**
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.	
First and last name (please print):	
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON	
5.	**Salesperson information**
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]	
First and last name of salesperson (please print):	
Telephone:	Email:
Name of firm (if registered):	
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER	
6.	**For more information about this investment**
A2Z Smart Technologies Corp. 559 Briar Hill Avenue, Toronto ON M5N 1N1 Gadi Levin gadi@a2zas.com **For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.**	

Form instructions:

1. *This form does not mandate the use of a specific font size or style but the font must be legible.*
2. *The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.*
3. *The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.*

SCHEDULE “B”

U.S. ACCREDITED INVESTOR CERTIFICATE

TO: A2Z SMART TECHNOLOGIES CORP. (the “Corporation”)

Reference is made to the subscription agreement between A2Z Smart Technologies Corp. (the “Corporation”) and the undersigned (the “Purchaser”) of which this Schedule “B” – U.S. Accredited Investor Certificate, once executed, forms a part (the “Subscription Agreement”). Upon execution of this U.S. Accredited Investor Certificate by the Purchaser, this U.S. Accredited Investor Certificate shall be incorporated into and form a part of the Subscription Agreement. All capitalized terms used herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

1. In addition to the covenants, representations and warranties contained in the Subscription Agreement, the undersigned Purchaser covenants, represents and warrants to the Corporation that the Purchaser (on its own behalf and, if applicable, on behalf of each beneficial Purchaser for whom the Purchaser is contacting hereunder):

(a)	has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment and it is able to bear the economic risk of loss of the investment;

(b)	is purchasing the Units and any Warrant Shares ultimately issuable upon exercise of the Warrants for its own account or for the account of one or more beneficial purchasers for whom it is exercising sole investment discretion, for investment only and not with a view to resale or distribution and in particular, neither it nor any beneficial purchaser for whose account it is purchasing the Units has any intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons unless such Securities are registered under the 1933 Act and any applicable state securities laws, or in reliance on and pursuant to an exemption from such requirements. The Purchaser acknowledges that the Corporation has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any applicable state securities laws;

(c)	understands that the Securities (i) have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States, (ii) that the purchase and sale contemplated hereby is being made in reliance on an exemption from registration under Rule 506(b) of Regulation D based in part upon the Purchaser’s representations contained herein, including without limitation that the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D, (iii) that the Securities may not be offered or sold, directly or indirectly, in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states or available exemptions therefrom, and (iv) the Corporation has no obligation or present intention of filing a registration statement under the 1933 Act or the securities laws of any applicable states in respect of any of the Securities;

(d)	is an “accredited investor”, as defined in Rule 501(a) of Regulation D, and satisfies one or more of the categories indicated below (please initial on the appropriate line or lines), and is:

__________	Category 1. [Rule 501(a)(1)]	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

__________	Category 2. [Rule 501(a)(1)]	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

__________	Category 3. [Rule 501(a)(1)]	A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended; or

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__________	Category 4. [Rule 501(a)(1)]	An investment adviser registered pursuant to Section 203 of the U.S. Investment Advisers Act of 1940, as amended, or registered pursuant to the laws of a state; or

__________	Category 5. [Rule 501(a)(1)]	An investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the U.S. Investment Advisers Act of 1940, as amended; or

__________	Category 6. [Rule 501(a)(1)]	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

__________	Category 7. [Rule 501(a)(1)]	An investment company registered under the U.S. Investment Company Act of 1940, as amended; or

__________	Category 8. [Rule 501(a)(1)]	A business development company as defined in Section 2(a)(48) of the U.S. Investment Company Act of 1940, as amended; or

__________	Category 9. [Rule 501(a)(1)]	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended; or

__________	Category 10. [Rule 501(a)(1)]	A Rural Business Investment Company as defined in Section 384A of the U.S. Consolidated Farm and Rural Development Act of 1972, as amended; or

__________	Category 11. [Rule 501(a)(1)]	A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of U.S. $5,000,000; or

__________	Category 12. [Rule 501(a)(1)]	An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

__________	Category 13. [Rule 501(a)(2)]	A private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended; or

__________	Category 14. [Rule 501(a)(3)]	An organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

__________	Category 15. [Rule 501(a)(4)]	A director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; or

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__________	Category 16. [Rule 501(a)(5)]

A natural person (including an IRA (Individual Retirement Account) owned by such person) whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds U.S. $1,000,000; or

(Note: For the purposes of calculating “net worth”

(i)	the person’s primary residence shall not be included as an asset;

(ii)	indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the closing of the Offering, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the closing of the Offering exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii)	indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability.)

(Note: For the purposes of calculating “joint net worth”, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard does not require that the securities be purchased jointly.)

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

__________	Category 17. [Rule 501(a)(6)]

A natural person (including an IRA (Individual Retirement Account) owned by such person) who had an individual income in excess of U.S. $200,000 in each year of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

__________	Category 18. [Rule 501(a)(7)]	A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under Regulation D under the U.S. Securities Act; or

__________	Category 19. [Rule 501(a)(8)]

An entity in which each of the equity owners are accredited investors; or

(Note: It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this category. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this category may be available.)

__________	Category 20. [Rule 501(a)(9)]	An entity, of a type not listed in Categories 1 through 14, 18 or 19 above, not formed for the specific purpose of acquiring the securities offered, owning “investments” (as defined in Rule 2a51-1(b) under the U.S. Investment Company Act of 1940, as amended) in excess of U.S. $5,000,000; or

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__________	Category 21. [Rule 501(a)(10)]

A natural person holding in good standing one or more of the following professional licenses:

(i) General Securities Representative license (Series 7);

(ii) Private Securities Offerings Representative license (Series 82), and

(iii) Investment Adviser Representative license (Series 65); or

__________	Category 22. [Rule 501(a)(11)]	A natural person who is a “knowledgeable employee” (as defined in Rule 3c-5(a)(4) under the U.S. Investment Company Act of 1940, as amended) of the issuer of the securities being offered or sold where the issuer would be an “investment company” (as defined in Section 3 of U.S. Investment Company Act of 1940, as amended), but for the exclusion provided by either Section 3(c)(1) or section 3(c)(7) of U.S. Investment Company Act of 1940, as amended; or

__________	Category 23. [Rule 501(a)(12)]

A “family office” (as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended):

(i) with assets under management in excess of U.S. $5,000,000,

(ii) that is not formed for the specific purpose of acquiring the securities offered, and

(iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

__________	Category 24. [Rule 501(a)(13)]	A “family client” (as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended) of a family office meeting the requirements in Category 23 above and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) of Category 23.

If you checked Category 19, please indicate the name and category of accredited investor (by reference to the applicable number in this section 2(d)) of each equity owner:

Name of Equity Owner	Category of Accredited Investor

(e)	acknowledges that the Purchaser has not purchased the Units as a result of any form of “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the 1933 Act) including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media (including any press release of the Corporation) or broadcast over the Internet, radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

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(f)	understands that the Securities will not be registered under the 1933 Act and are “restricted securities” as that term is defined in Rule 144(a)(3) of the 1933 Act and agrees that if the Purchaser decides to offer, sell or otherwise transfer any of the Securities, the Purchaser will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

(A)	the sale is to the Corporation;

(B)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

(C)	the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 or 144A thereunder, if available, and in compliance with any applicable state securities laws; or

(D)	the Securities are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities, and the Purchaser has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of the 1933 Act and any applicable state securities laws;

(g)	acknowledges that it has not purchased the Units as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities;

(h)	understands and acknowledges that any certificates representing any Securities sold in the United States, and all certificates issued in exchange for or in substitution of such certificates will bear the following legend upon the original issuance of any such Securities and until the legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY [for Warrants include: AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “U. S. SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED DIRECTLY OR INDIRECTLY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON WITHIN THE MEANING OF REGULATION S, EXCEPT: (A) TO A2Z SMART TECHNOLOGIES CORP. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided that, if at the time of original sale or issuance of the Securities to the Purchaser, the Corporation is a “foreign issuer” within the meaning of Regulation S and the Securities are being sold pursuant to Rule 904 of Regulation S, the legend may be removed by providing to Computershare Trust Company, as registrar and transfer agent (i) a declaration in the form attached hereto as Exhibit I to Schedule “B” (or as the Corporation may prescribe from time to time) and (ii) if required by Computershare Trust Company, an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, or other evidence reasonably satisfactory to the Corporation, that the proposed transfer may be effected without registration under the 1933 Act;

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and provided, further, that, if any Securities are being sold under Rule 144, if available, the legend may be removed by delivering to Computershare Trust Company an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

(i)	understands and acknowledges that in addition to the legend set forth in Section (h) above, the certificates representing the Warrants will bear a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

(j)	understands the Warrants may not be exercised in the United States or by, or on behalf of, a U.S. Person or a person in the United States unless exemptions are available from the registration requirements of the 1933 Act and the securities laws of all applicable states, and the holder has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect; provided that a holder of warrants (a “Warrantholder”) will not be required to deliver an opinion of counsel in connection with its due exercise of the Warrants that comprise part of the Units pursuant to the Offering, for its own account or for the account of the original beneficial purchaser, if any, at a time when the Warrantholder and such original beneficial purchaser, if any, are “accredited investors” within the meaning of Rule 501(a) of Regulation D;

(k)	understands that the Corporation (i) is under no obligation to remain a “foreign issuer” (as defined in Regulation S), and (ii) may engage in one or more transactions which could cause the Corporation not to be a “foreign issuer”;

(l)	consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(m)	if an individual, is a resident of the state or other jurisdiction in the address set out in the “Address of Residence” on page 2 of the Subscription Agreement, or if the Purchaser is not an individual, the office of the Purchaser at which the Purchaser received and accepted the offer to purchase the Units is the address set out in the “Address of Residence” on page 2 of the Subscription Agreement;

(n)	understands and acknowledges that the publicly available materials regarding the Corporation in Canada do not contain all the information that would be found in the applicable registration statement if the Securities were registered under the 1933 Act and that the Corporation’s financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and are subject to Canadian auditing and auditor independence standards. IFRS differs in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(o)	has relied solely upon its own independent investigation in making a decision to purchase the Units and acknowledges that (i) the Units are speculative investments which involve a substantial degree of risk with no assurance of any income from such investments and the possibility that such may become worthless and (ii) there is no market for the Securities in the United States, and investors must therefore be prepared to bear the economic risks for an indefinite period;

(p)	certifies that the Purchaser has received or has had full access to all the information the Purchaser considers necessary or appropriate to make an informed investment decision with respect to the Units;

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(q)	certifies that the Purchaser has had an opportunity to ask questions and receive answers from the Corporation regarding the Corporation’s business, management and financial affairs and the terms and conditions of the offer, sale and issuance of the Securities and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access;

(r)	certifies that the offer, sale and issuance of the Securities is not a transaction, or part of a chain of transactions which, although in technical compliance with Regulation D promulgated under the 1933 Act, is part of a plan or scheme to evade the registration requirements of the 1933 Act;

(s)	certifies that, if the Purchaser is an entity or organization, the Purchaser was not formed for the specific purpose of acquiring the Units;

(t)	(i) the funds representing the aggregate purchase price which will be advanced by the Purchaser for the subscription for the Units in the Offering will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the Purchaser acknowledges that the Corporation, and/or any of its respective affiliates in the United States may in the future be required by law to disclose the Purchaser’s name and other information relating to the Subscription Agreement and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act, and (ii) no portion of the aggregate purchase price to be provided by the Purchaser (A) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (B) is being tendered on behalf of a person or entity that has not been identified to or by the Purchaser; and the Purchaser shall promptly notify the Corporation and its affiliates in the United States if the Purchaser discovers that any of such representations ceases to be true and provide the Corporation and any of its affiliates in the United States with appropriate information in connection therewith;

(u)	it acknowledges and understands that no agency, governmental authority, regulatory body, stock exchange or other entity (including, without limitation, the United States Securities and Exchange Commission or any state securities commission) has made any finding or determination as to the merit of investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, any of the Units;

(n)	understands and acknowledges that (i) if the Corporation is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the 1933 Act may not be available for resales of the Securities and (ii) the Corporation is not obligated to make Rule 144 under the 1933 Act available for resales of such Securities; and

(o)	understands and agrees that there may be material tax consequences to the Purchaser of an acquisition, disposition or exercise of any of the Securities; the Corporation gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the Purchaser’s acquisition or disposition of such Securities; in particular, no determination has been made whether the Corporation will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this U.S. Accredited Investor Certificate as of the day of _______________________, 202__.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name	Print or Type Name

Signature	Signature

Name and Title of Signatory	Social Security/Tax I.D. No.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

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EXHIBIT I TO SCHEDULE “B”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Computershare Trust Company as registrar and transfer agent of A2Z Smart Technologies Corp.

AND TO:	A2Z Smart Technologies Corp.

The undersigned (a) acknowledges that the sale of ____________________ securities of A2Z Smart Technologies Corp. (the “Corporation”) represented by certificate number _________________ or held in Direct Registration System (DRS) Account No._________________,1 to which this declaration relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “1933 Act”), and (b) certifies that (1) the undersigned is not (i) an “affiliate” of the Corporation (as that term is defined in Rule 405 under the 1933 Act), except solely by virtue of being an officer or director of the Corporation, (ii) a “distributor” as defined in Regulation S or (iii) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (i) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (ii) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market within the meaning of Rule 902(b) of Regulation S, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States or a U.S. person; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the 1933 Act); (5) the seller does not intend to replace securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (6) the sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.

Dated:

Authorized signatory

Name of Seller (please print)

Name of authorized signatory (please print)

Title of authorized signatory (please print)

Affirmation By Seller’s Broker-Dealer (required for sales in accordance with Section (b)(2)(ii) above)

We have read the foregoing representations of our customer, _________________________ (the “Seller”) dated _______________________, with regard to our sale, for such Seller’s account, of the securities of the Corporation described therein (the “Securities”). We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)	the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the 1933 Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Corporation shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Date:

Name of Firm

By:
Authorized officer

Schedule “C”

QUALIFIED INSTITUTIONAL BUYER LETTER

TO:	A2Z SMART TECHNOLOGIES CORP. (the “Corporation”)

Capitalized terms used in this Schedule “C” and defined in the Subscription Agreement to which the Schedule “C” is attached have the meaning defined in the Subscription Agreement unless otherwise defined herein.

This Qualified Institutional Buyer Letter is being delivered in connection with the execution and delivery of the Subscription Agreement of the Purchaser in connection with the purchase of Units of the Corporation. The Purchaser represents, warrants and covenants (which representations, warranties and covenants will survive the Closing Date) on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom the Purchaser is contracting hereunder to and with the Corporation and acknowledges that the Corporation and its counsel are relying thereon that:

(a)	it understands and acknowledges that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state of the United States, and that the offer and sale of Units to it are being made in reliance upon Rule 506(b) of Regulation D under the 1933 Act and similar exemptions under applicable state securities laws;

(b)	it is a Qualified Institutional Buyer and is acquiring the Units (i) for its own account and not on behalf of any other person, or (ii) for the account of a Qualified Institutional Buyer with respect to which it exercises sole investment discretion, for investment purposes, and, in either case, not with a view to any resale, distribution or other disposition of the Securities in violation of United States federal or state securities laws;

(c)	it acknowledges that it has not purchased the Units as a result of any “directed selling efforts” (as defined in Regulation S under the 1933 Act (“Regulation S”) or any “general solicitation” or “general advertising” (as those terms are used in Regulation D under the 1933 Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(d)	it understands and acknowledges that the Securities acquired by it in the United States will be considered “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act (“Restricted Securities”). To induce the Corporation to issue the Common Shares to the Purchaser without a 1933 Act restrictive legend, the Purchaser represents, warrants and covenants to the Corporation as follows (collectively, the “Restricted Security Agreements”):

(i)	if in the future it decides to offer, sell, pledge, or otherwise transfer, directly or indirectly, any of the Common Shares it will do so only: (A) to the Corporation or its subsidiaries, as applicable, (though the Corporation or its subsidiaries, as applicable, are under no obligation to purchase any such Securities) or (B) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws or regulations;

(ii)	the Common Shares cannot be offered, sold, pledged or otherwise transferred, directly or indirectly, in the United States or to, or for the account or benefit of, a U.S. Person;

(iii)	it will cause any CDS Clearing and Depository Services Inc. (“CDS”) participant holding the Common Shares on its behalf and the beneficial purchasers, if any, of the Common Shares to comply with the Restricted Security Agreements;

(iv)	for so long as the Common Shares constitute Restricted Securities, it will not deposit any of the Common Shares into the facilities of the Depository Trust Company, or a successor depository within the United States, or arrange for the registration of any the Common Shares with Cede & Co. or any successor thereto;

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(v)	at any time of exercise of any Warrants for Warrant Shares, it will be a Qualified Institutional Buyer; and

(vi)	if at any time the Common Shares constitute Restricted Securities, and it is advised by the Corporation that the Corporation has ceased to be a “foreign issuer” as defined in Regulation S, it will return such Common Shares, if any, to the Corporation for the imposition of a U.S. Securities Act legend;

(e)	it has implemented appropriate internal controls and procedures to ensure that the Common Shares shall be properly identified in its records as Restricted Securities that are subject to the re-sale and transfer restrictions set forth above in (d) notwithstanding the absence of a U.S. restrictive legend or restricted CUSIP number;

(f)	it understands and acknowledges that it is expected that (i) the Common Shares will be registered as a direct registration statement and will not be identified by a restricted CUSIP and (ii) no certificates evidencing such securities will be issued by the Corporation in reliance on our agreement with, and to, the Corporation to comply with the Restricted Security Agreements and we will receive only a customer confirmation in respect of our purchase;

(g)	understands and acknowledges that any certificates representing any Warrants and Warrants Shares sold or issued in the United States, and all certificates issued in exchange for or in substitution of such certificates will bear the following legend upon the original issuance of any such Warrants or Warrant Shares, as applicable, and until the legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY [for Warrants include: AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “U. S. SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED DIRECTLY OR INDIRECTLY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON WITHIN THE MEANING OF REGULATION S, EXCEPT: (A) TO A2Z SMART TECHNOLOGIES CORP. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

(h)	understands and acknowledges that in addition to the legend set forth in Section (g) above, the certificates representing the Warrants will bear a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

C-3

(i)	it understands that prior to exercise of any Warrants it would be required to deliver to the Corporation a notice of exercise for the Warrants substantially in a form acceptable to the Corporation and as reflected in the Warrant Certificate, which is expected to require it to either (a) represent that at the time of the exercise of any Warrants, it is exercising such securities for its own account or for the account of the original beneficial purchaser for whose account it originally purchased the Warrants, and each of it and such original beneficial purchaser, if any, was a Qualified Institutional Buyer on the date of the purchase and exercise of the Warrants, or (b) deliver a written opinion of counsel in form and substance reasonably satisfactory to the Corporation to the effect that the exercise of the Warrants and issuance of the Warrant Shares is exempt from the registration requirements of the 1933 Act and all applicable state securities laws;

(j)	it has had access to such financial and other information concerning the Corporation and the Securities as it has deemed necessary in connection with its decision to purchase the Units, including an opportunity to ask questions of, and request information from, the Corporation;

(k)	it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Units and is able to bear the economic risks of such investment;

(l)	it consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(m)	if required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing reports, questionnaires, undertakings and other documents with respect to the ownership of the Securities;

(n)	it acknowledges that neither the Corporation, nor any person representing the Corporation has made any representation to it with respect to the Corporation or the offering or sale of the Units other than the information contained or incorporated by reference in the Subscription Agreement, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Units;

(o)	it understands that the Corporation is not obligated to file and have no present intention of filing with the U.S. Securities and Exchange Commission or with any state securities administrator any registration statement in respect of re-sales of the Securities in the United States, and acknowledges that there are substantial restrictions on the transferability of the Securities and that it may not be possible for the Purchaser to readily liquidate his, her or its investment in the case of an emergency at any time;

(p)	it understands and acknowledges that the publicly available materials regarding the Corporation in Canada do not contain all the information that would be found in the applicable registration statement if the Securities were registered under the 1933 Act and that the Corporation’s financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and are subject to Canadian auditing and auditor independence standards. IFRS differs in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(q)	it understands and agrees that there may be material tax consequences to the Purchaser of an acquisition, disposition or exercise of any of the Securities; the Corporation gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the Purchaser’s acquisition or disposition of such Securities; in particular, no determination has been made whether the Corporation will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code;

C-4

(r)	the purchase of the Units hereunder is not a transaction, or part of a chain of transactions which, although in technical compliance with Regulation D under the 1933 Act, is part of a plan or scheme to evade the registration requirements of the 1933 Act;

(s)	it acknowledges and understands that no agency, governmental authority, regulatory body, stock exchange or other entity (including, without limitation, the United States Securities and Exchange Commission or any state securities commission) has made any finding or determination as to the merit of investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, any of the Units;

(t)	it represents and warrants that (i) the funds representing the aggregate purchase price which will be advanced by the Purchaser for the subscription for the Units in the Offering will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the Purchaser acknowledges that the Corporation, and/or any of its affiliates in the United States may in the future be required by law to disclose the Purchaser’s name and other information relating to the Subscription Agreement and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act, and (b) no portion of the aggregate purchase price to be provided by the Purchaser (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity that has not been identified to or by the Purchaser; and the Purchaser shall promptly notify the the Corporation and its affiliates in the United States if the Purchaser discovers that any of such representations ceases to be true and provide the Corporation and any of its affiliates in the United States with appropriate information in connection therewith; and

(u)	it acknowledges that the representations, warranties and covenants contained in this Schedule are made by it with the intent that they may be relied upon by the Corporation in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase the Units. It agrees that by accepting the securities it shall be representing and warranting that the representations and warranties above are true as at the Closing with the same force and effect as if they had been made by it at the Closing and that they shall survive the purchase by it of securities and shall continue in full force and effect notwithstanding any subsequent disposition by it of such Securities.

[The remainder of this page intentionally left blank. Signature page follows.]

C-5

The foregoing representations and warranties are true and accurate as of the date of this Qualified Institutional Buyer Letter and will be true and accurate as of the Closing Date. If any such representation or warranty shall not be true and accurate prior to such Closing Date, the Purchaser shall give immediate written notice of such fact to the Corporation.

Dated:	, 202__.

Print name of Purchaser

By:
Signature

Print name of Signatory (if different from the Purchaser)

Title

SCHEDULE “D”

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one-time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)	Name: ____________________________________________________________________________

(b)	Complete Address: ________________________________________________ __________________

(c)	Jurisdiction of Incorporation or Creation: _________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)? _____________________________

(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? __________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)	it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)	it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)	it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

D-2

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws

(a)	“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at                                                                 on

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT